UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2011

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 25, 2011, Spartan Motors, Inc. (the "Company") held its 2011 Annual Meeting of Shareholders, at which meeting 30,005,374 of the 33,249,455 shares outstanding and entitled to vote as of the March 28, 2011 record date were present and voted in person or by proxy.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission on, April 25, 2011.  Each of proposals 1, 2, 3 and 4 were approved by the Company’s shareholders.  The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for three year terms expiring at the Annual Meeting of Shareholders to be held in 2014:

Nominee	For	Withheld	Broker Non-Votes

Richard R. Current	23,269,620	832,504	5,903,250

Hugh W. Sloan, Jr.	22,901,360	1,200,764	5,903,250

Proposal 2, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain

29,756,779	195,926	52,669

Proposal 3, Approval of the Spartan Motors, Inc. 2011 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes

23,817,330	171,558	113,236	5,903,250

Proposal 4, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes

23,251,746	213,512	636,866	5,903,250

Proposal 5, Advisory vote on the frequency of future advisory votes on executive compensation:

One year	Two Years	Three Years	Abstain	Broker Non-Votes

19,043,603	136,163	4,293,852	628,506	5,903,250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 26, 2011	/s/ Joseph M. Nowicki
By: Joseph M. Nowicki
Its: Chief Financial Officer